Contacts:	For Media:	For Financials:
	John Oxford	James C. Mabry IV
	Senior Vice President	Executive Vice President
	Director of Marketing	Chief Financial Officer
	(662) 680-1219	(662) 680-1281

RENASANT CORPORATION ANNOUNCES
EARNINGS FOR THE SECOND QUARTER OF 2021

TUPELO, MISSISSIPPI (July 27, 2021) - Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced earnings results for the second quarter of 2021. Net income for the second quarter of 2021 was $40.9 million, as compared to $20.1 million for the second quarter of 2020. Basic and diluted earnings per share (“EPS”) were $0.73 and $0.72, respectively, for the second quarter of 2021, as compared to basic and diluted EPS of $0.36 for the second quarter of 2020.

Net income for the six months ending June 30, 2021, was $98.8 million, as compared to net income of $22.1 million for the same period in 2020. Basic and diluted EPS were $1.75 for the first six months of 2021, as compared to basic and diluted EPS of $0.39 for the first six months of 2020.

“Our team performed well during the second quarter, as we continued to increase our core deposits and net loans (excluding PPP) and maintained stable credit metrics,” commented C. Mitchell Waycaster, Renasant President and Chief Executive Officer. “We are optimistic about future loan growth, despite the headwinds of elevated payoffs, because we believe we operate in a number of dynamic markets that provide a variety of opportunities for new business. As we move forward, we are focused on efficiency gains from both revenue and expense initiatives that have been implemented.”

Impact of Certain Expenses and Charges
From time to time, the Company incurs expenses and charges with respect to which management is unable to accurately predict when these expenses or charges will be incurred or, when incurred, the amount of such expenses or charges. The following tables present the impact of these expenses and charges on reported EPS for the periods listed. The “COVID-19 related expenses” line item primarily consists of (a) employee overtime and employee benefit accruals directly related to the Company’s response to both the COVID-19 pandemic itself and federal legislation enacted to address the pandemic, such as the CARES Act, and (b) expenses associated with supplying branches with protective equipment and sanitation supplies (such as floor markings and cautionary signage for branches, face coverings and hand sanitizer) and more frequent and rigorous branch cleaning.

(in thousands, except per share data)	Three Months Ended			Six Months Ended
	June 30, 2021			June 30, 2021
	Pre-tax	After-tax	Impact to Diluted EPS	Pre-tax	After-tax	Impact to Diluted EPS
Earnings, as reported	$48,412	$40,867	$0.72	$123,162	$98,775	$1.75
MSR valuation adjustment	—	—	—	(13,561)	(10,549)	(0.19)
Restructuring charges	15	12	—	307	239	—
COVID-19 related expenses	370	289	0.01	1,154	898	0.02
Earnings, with exclusions (Non-GAAP)	$48,797	$41,168	$0.73	$111,062	$89,363	$1.58

	Three Months Ended			Six Months Ended
	June 30, 2020			June 30, 2020
	Pre-tax	After-tax	Impact to Diluted EPS	Pre-tax	After-tax	Impact to Diluted EPS
Earnings, as reported	$24,767	$20,130	$0.36	$27,548	$22,138	$0.39
MSR valuation adjustment	4,951	4,047	0.07	14,522	11,835	0.21
COVID-19 related expenses	6,257	5,113	0.09	9,160	7,465	0.13
Earnings, with exclusions (Non-GAAP)	$35,975	$29,290	$0.52	$51,230	$41,438	$0.73

A reconciliation of all non-GAAP financial measures disclosed in this release from GAAP to non-GAAP is included in the tables at the end of this release. The information below under the heading “Non-GAAP Financial Measures” explains why the Company believes the non-GAAP financial measures in this release provide useful information and describes the other purposes for which the Company uses non-GAAP financial measures.

Profitability Metrics
The following tables present the Company’s profitability metrics, including after adjusting for the impact of the mortgage servicing rights (MSR) valuation adjustment, debt prepayment penalties, restructuring charges, swap termination charges and COVID-19 related expenses, as applicable, for the dates presented:

	As Reported			With Exclusions (Non-GAAP)
	Three Months Ended			Three Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	March 31, 2021	June 30, 2020
Return on average assets	1.04%	1.54%	0.55%	1.04%	1.29%	0.80%
Return on average tangible assets (Non-GAAP)	1.14%	1.69%	0.63%	1.14%	1.41%	0.90%
Return on average equity	7.40%	10.81%	3.85%	7.46%	9.01%	5.62%
Return on average tangible equity (Non-GAAP)	13.54%	19.93%	7.72%	13.64%	16.68%	11.01%

	As Reported		With Exclusions (Non-GAAP)
	Six Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Return on average assets	1.28%	0.32%	1.16%	0.59%
Return on average tangible assets (Non-GAAP)	1.40%	0.39%	1.27%	0.68%
Return on average equity	9.08%	2.12%	8.22%	3.97%
Return on average tangible equity (Non-GAAP)	16.66%	4.49%	15.11%	7.94%
Financial Condition
Total assets were $16.02 billion at June 30, 2021, as compared to $14.93 billion at December 31, 2020. Total loans held for investment were $10.15 billion at June 30, 2021, as compared to $10.93 billion at December 31, 2020. Loans held for investment at June 30, 2021 included $246.9 million in Paycheck Protection Program (“PPP”) loans. Excluding PPP loans, the loan portfolio grew 3.05% on an annualized basis in the second quarter of 2021.

The Company entered into a referral relationship with a third party to utilize its technology platform for PPP loans originated under the latest round of the program. The Company earned approximately $1.4 million in referral fees from this round of PPP during the second quarter of 2021, which are recorded in noninterest income. Total referral fees earned during the first half of 2021 were $3.7 million.

Total deposits increased to $13.12 billion at June 30, 2021, from $12.06 billion at December 31, 2020. Non-interest bearing deposits increased $664.1 million to $4.35 billion, or 33.16% of total deposits, at June 30, 2021, as compared to $3.69 billion, or 30.56% of total deposits, at December 31, 2020.

Capital Management
The Company’s capital position, as measured by regulatory capital ratios, continues to improve. This capital strength gives the Company flexibility to accommodate future loan growth, M&A activity or share repurchases. The Company has a $50.0 million stock repurchase plan that will remain in effect through October 2021. The Company did not repurchase any shares under the plan in the first half of 2021.

At June 30, 2021, Tier 1 leverage capital was 9.30%, Common Equity Tier 1 ratio was 11.14%, Tier 1 risk-based capital ratio was 12.07% and total risk-based capital ratio was 15.11%. All of the Company’s regulatory ratios exceed the minimums required to be “well-capitalized.”

The Company’s ratio of shareholders’ equity to assets was 13.75% at June 30, 2021, as compared to 14.29% at December 31, 2020. The Company’s tangible capital ratio (non-GAAP) was 8.22% at June 30, 2021, as compared to 8.33% at December 31, 2020.

Results of Operations
Net interest income was $109.6 million for the second quarter of 2021, as compared to $109.6 million for the first quarter of 2021 and $105.8 million for the second quarter of 2020. Net interest income was $219.2 million for the first half of 2021, as compared to $212.4 million for the first half of 2020.

The following tables present the percentage of total average earning assets, by type and yield, for the periods presented:

	Percentage of Total Average Earning Assets			Yield
	Three Months Ended			Three Months Ended
	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,
	2021	2021	2020	2021	2021	2020
Loans held for investment excluding PPP loans	70.41%	73.49%	76.31%	4.10%	4.22%	4.45%
PPP loans	4.49	7.38	6.78	6.46	4.40	2.73
Loans held for sale	3.30	3.04	2.67	3.12	2.96	3.51
Securities	13.02	10.27	10.14	1.73	2.08	2.71
Other	8.78	5.82	4.10	0.11	0.10	0.15
Total earning assets	100.00%	100.00%	100.00%	3.51%	3.74%	3.95%

	Percentage of Total Average Earning Assets		Yield
	Six Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2021	2020	2021	2020
Loans held for investment excluding PPP loans	71.91%	79.71%	4.16%	4.69%
PPP loans	5.90	3.55	5.20	2.73
Loans held for sale	3.17	2.78	3.05	3.54
Securities	11.68	10.61	1.88	2.81
Other	7.34	3.35	0.11	0.50
Total earning assets	100.00%	100.00%	3.62%	4.25%

The following tables present reported taxable equivalent net interest margin and yield on loans for the periods presented (in thousands):

	Three Months Ended
	June 30,	March 31,	June 30,
	2021	2021	2020
Taxable equivalent net interest income	$111,205	$111,264	$107,457
Average earning assets	$13,989,264	$13,358,677	$12,776,644
Net interest margin	3.19%	3.37%	3.38%

Taxable equivalent interest income on loans held for investment	$110,785	$113,072	$113,727
Average loans held for investment	$10,478,121	$10,802,991	$10,616,147
Loan yield	4.24%	4.24%	4.31%

	Six Months Ended
	June 30,	June 30,
	2021	2020
Taxable equivalent net interest income	$222,469	$215,773
Average earning assets	$13,673,971	$12,193,061
Net interest margin	3.28%	3.56%

Taxable equivalent interest income on loans	$223,856	$232,468
Average loans held for investment	$10,640,556	$10,151,716
Loan yield	4.24%	4.61%

PPP loans benefited net interest margin and loan yield by 15 basis points and 14 basis points, respectively, in the second quarter of 2021, and 12 basis points and 8 basis points, respectively, in the first half of 2021. Increased liquidity has continued to add pressure to net interest margin in recent quarters. The Company has aggressively lowered interest rates on interest bearing deposits, and it continues to evaluate options to mitigate the pressure on net interest margin.

The impact from interest income collected on problem loans and purchase accounting adjustments on loans to total interest income on loans held for investment, loan yield and net interest margin is shown in the following tables for the periods presented (in thousands):

	Three Months Ended
	June 30,	March 31,	June 30,
	2021	2021	2020
Net interest income collected on problem loans	$1,339	$2,180	$384
Accretable yield recognized on purchased loans(1)	2,638	3,088	4,700
Total impact to interest income	$3,977	$5,268	$5,084

Impact to loan yield	0.15%	0.20%	0.19%

Impact to net interest margin	0.11%	0.16%	0.16%

(1)Includes additional interest income recognized in connection with the acceleration of paydowns and payoffs from purchased loans of $1,224, $1,272 and $1,731 for the three months ended June 30, 2021, March 31, 2021, and June 30, 2020, respectively. This additional interest income increased loan yield by 5 basis points for each of the three months ended June 30, 2021 and March 31, 2021 and 6 basis points for the three months ended June 30, 2020, while increasing net interest margin by 4 basis points for each of the three months ended June 30, 2021 and March 31, 2021 and 5 basis points for the three months ended June 30, 2020.

	Six Months Ended
	June 30,	June 30,
	2021	2020
Net interest income collected on problem loans	$3,519	$602
Accretable yield recognized on purchased loans(1)	5,726	10,169
Total impact to interest income	$9,245	$10,771

Impact to total loan yield	0.18%	0.21%

Impact to net interest margin	0.14%	0.18%

(1)Includes additional interest income recognized in connection with the acceleration of paydowns and payoffs from purchased loans of $2,496 and $3,919 for the six months ended June 30, 2021 and June 30, 2020, respectively. This additional interest income increased loan yield by 5 basis points and 8 basis points for the same periods, respectively, while increasing net interest margin by 4 basis points and 6 basis points for the same periods, respectively.

For the second quarter of 2021, the cost of total deposits was 24 basis points, as compared to 27 basis points for the first quarter of 2021 and 49 basis points for the second quarter of 2020. The cost of total deposits was 26 basis points for the first six months of 2021, down from 60 basis points for the same period in 2020. The tables below present, by type, the Company’s funding sources and the total cost of each funding source for the periods presented:

	Percentage of Total Average Deposits and Borrowed Funds			Cost of Funds
	Three Months Ending			Three Months Ending
	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,
	2021	2021	2020	2021	2021	2020
Noninterest-bearing demand	31.88%	30.20%	27.80%	—%	—%	—%
Interest-bearing demand	45.59	46.18	41.64	0.27	0.27	0.43
Savings	7.24	6.90	6.04	0.08	0.08	0.09
Time deposits	11.68	12.94	16.44	0.88	1.02	1.62
Borrowed funds	3.61	3.78	8.08	3.11	3.21	1.73
Total deposits and borrowed funds	100.00%	100.00%	100.00%	0.34%	0.38%	0.59%

	Percentage of Total Average Deposits and Borrowed Funds		Cost of Funds
	Six Months Ending		Six Months Ending
	June 30,	June 30,	June 30,	June 30,
	2021	2020	2021	2020
Noninterest-bearing demand	31.06%	25.62%	—%	—%
Interest-bearing demand	45.88	42.89	0.27	0.59
Savings	7.07	6.07	0.08	0.12
Time deposits	12.30	17.64	0.95	1.66
Borrowed funds	3.69	7.78	3.16	2.06
Total deposits and borrowed funds	100.00%	100.00%	0.36%	0.71%

Noninterest income for the second quarter of 2021 was $47.6 million, as compared to $81.0 million for the first quarter of 2021 and $64.2 million for the second quarter of 2020, driven largely by the decline in mortgage banking income discussed below. Noninterest income for the first six months of 2021 was $128.6 million, as compared to $101.7 million for the same period in 2020.

In mortgage banking, the Company’s interest rate lock volume was $1.53 billion in the second quarter of 2021 and $3.26 billion for the first half of the year. Despite continued strong production, mortgage banking income decreased during the second quarter of 2021 as gain on sale margins compressed. The following tables present the components of mortgage banking income for the periods presented (in thousands):

	Three Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020
Gain on sales of loans, net	$17,581	$33,901	$46,560
Fees, net	4,519	4,902	5,309
Mortgage servicing loss, net	(1,247)	(1,631)	(1,428)
MSR valuation adjustment	—	13,561	(4,951)
Mortgage banking income, net	$20,853	$50,733	$45,490

	Six Months Ended
	June 30, 2021	June 30, 2020
Gain on sales of loans, net	$51,482	$68,342
Fees, net	9,421	8,228
Mortgage servicing loss, net	(2,878)	(1,023)
MSR valuation adjustment	13,561	(14,522)
Mortgage banking income, net	$71,586	$61,025

The decline in mortgage banking income during the second quarter of 2021 was partially offset by increases in many of the Company’s other fee income categories, including service charges on deposits, wealth management and insurance, as compared to the first quarter of 2021 and the second quarter of 2020.

Noninterest expense was $108.8 million for the second quarter of 2021, as compared to $115.9 million for the first quarter of 2021 and $118.3 million for the second quarter of 2020. Noninterest expense for the first six months of 2021 was $224.7 million, as compared to $233.3 million for the same period in 2020. The decrease quarter over quarter in 2021 is primarily related to a decrease in salaries and employee benefits, which was driven by a lower incentive compensation expense recognized during the quarter and cost savings realized from the voluntary early retirement program offered during the fourth quarter of 2020. In the second quarter of 2021, the Company received benefit from a one-time state tax credit investment. The $3.1 million investment was fully amortized in other noninterest expense, and the credit of $3.4 million reduced income taxes for the quarter.

Asset Quality Metrics
At June 30, 2021, the Company’s credit quality metrics remained strong. Loans on deferred payment, as offered through the Company’s loan deferral program, established in response to the COVID-19 pandemic, continue to decline and as of June 30, 2021, approximately 0.2% of the Company’s loan portfolio (excluding PPP loans) was on deferral, down from approximately 1.5% as of December 31, 2020.

The table below shows nonperforming assets, which include nonperforming loans (loans 90 days or more past due and nonaccrual loans) and other real estate owned, as well as early stage delinquencies (loans 30-89 days past due), and related financial ratios, for the periods presented (in thousands):

	June 30, 2021			December 31, 2020
	Non Purchased	Purchased	Total	Non Purchased	Purchased	Total
Nonaccrual loans	$27,101	$27,690	$54,791	$20,369	$31,051	$51,420
Loans 90 days past due or more	800	945	1,745	3,783	267	4,050
Nonperforming loans	$27,901	$28,635	$56,536	$24,152	$31,318	$55,470
Other real estate owned	1,676	3,263	4,939	2,045	3,927	5,972
Nonperforming assets	$29,577	$31,898	$61,475	$26,197	$35,245	$61,442
Nonperforming loans/total loans			0.56%			0.51%
Nonperforming loans/total loans excluding PPP loans			0.57%			0.57%
Nonperforming assets/total assets			0.38%			0.41%
Nonperforming assets/total assets excluding PPP loans			0.39%			0.45%
Loans 30-89 days past due	$11,295	$3,782	$15,077	$17,635	$8,651	$26,286
Loans 30-89 days past due/total loans			0.15%			0.24%
Loans 30-89 days past due/total loans excluding PPP loans			0.15%			0.27%

The table below shows the total allowance for credit losses and related ratios at June 30, 2021 as compared to December 31, 2020 (in thousands):

	June 30, 2021	December 31, 2020
Allowance for credit losses on loans	$172,354	$176,144
Allowance for credit losses on deferred interest	1,367	1,500
Reserve for unfunded commitments	20,535	20,535
Total allowance for credit losses	$194,256	$198,179
Allowance for credit losses on loans/total loans	1.70%	1.61%
Allowance for credit losses on loans/total loans excluding PPP loans	1.74%	1.80%

The Company did not record any provision for credit losses during the second quarter or first half of 2021, as compared to a $26.9 million provision for credit losses in the second quarter of 2020 and a $53.3 million provision in the first half of 2020. Net loan charge-offs for the second quarter of 2021 were $752 thousand, or 0.03% of average loans held for investment on an annualized basis. The Company’s coverage ratio, or the allowance for credit losses to nonperforming loans, was 304.85% as of June 30, 2021, as compared to 317.55% as of December 31, 2020.

CONFERENCE CALL INFORMATION:
A live audio webcast of a conference call with analysts will be available beginning at 10:00 AM Eastern Time (9:00 AM Central Time) on Wednesday, July 28, 2021.

The webcast can be accessed through Renasant’s investor relations website at www.renasant.com or https://services.choruscall.com/mediaframe/webcast.html?webcastid=mSQQ3hVk. To access the conference via telephone, dial 1-877-513-1143 in the United States and request the Renasant Corporation 2021 Second Quarter Earnings Conference Call and Webcast. International participants should dial 1-412-902-4145 to access the conference call.

The webcast will be archived on www.renasant.com beginning one hour after the call and will remain accessible for one year. Replays can also be accessed via telephone by dialing 1-877-344-7529 in the United States and entering conference number 10158796 or by dialing 1-412-317-0088 internationally and entering the same conference number. Telephone replay access is available until August 11, 2021.

ABOUT RENASANT CORPORATION:
Renasant Corporation is the parent of Renasant Bank, a 117-year-old financial services institution. Renasant has assets of approximately $16.0 billion and operates 199 banking, lending, mortgage, wealth management and insurance offices in Mississippi, Tennessee, Alabama, Florida, Georgia, North Carolina and South Carolina.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:
This press release may contain, or incorporate by reference, statements about Renasant Corporation that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “projects,” “anticipates,” “intends,” “estimates,” “plans,” “potential,” “possible,” “may increase,” “may fluctuate,” “will likely result,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would” and “could,” are generally forward-looking in nature and not historical facts. Forward-looking statements include information about the Company’s future financial performance, business strategy, projected plans and objectives and are based on the current beliefs and expectations of management. The Company’s management believes these forward-looking statements are reasonable, but they are all inherently subject to significant business, economic and competitive risks and uncertainties, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ from those indicated or implied in the forward-looking statements, and such differences may be material. Prospective investors are cautioned that any forward-looking statements are not guarantees of future performance and involve risks and uncertainties and, accordingly, investors should not place undue reliance on these forward-looking statements, which speak only as of the date they are made.

Important factors currently known to management that could cause our actual results to differ materially from those in forward-looking statements include the following: (i) the continued impact of the COVID-19 pandemic (and variants thereof) and related governmental response measures on the U.S. economy and the economies of the markets in which we operate; (ii) the Company’s ability to efficiently integrate acquisitions into its operations, retain the customers of these businesses, grow the acquired operations and realize the cost savings expected from an acquisition to the extent and in the timeframe anticipated by management; (iii) the effect of economic conditions and interest rates on a national, regional or international basis; (iv) timing and success of the implementation of changes in operations to achieve enhanced earnings or effect cost savings; (v) competitive pressures in the consumer finance, commercial finance, insurance, financial services, asset management, retail banking, mortgage lending and auto lending industries; (vi) the financial resources of, and products available from, competitors; (vii) changes in laws and regulations as well as changes in accounting standards; (viii) changes in policy by regulatory agencies; (ix) changes in the securities and foreign exchange markets; (x) the Company’s potential growth, including its entrance or expansion into new markets, and the need for sufficient capital to support that growth; (xi) changes in the quality or composition of the Company’s loan or investment portfolios, including adverse developments in borrower industries or in the repayment ability of individual borrowers; (xii) an insufficient allowance for credit losses as a result of inaccurate assumptions; (xiii) general economic, market or business conditions, including the impact of inflation; (xiv) changes in demand for loan products and financial services; (xv) concentration of credit exposure; (xvi) changes or the lack of changes in interest rates, yield curves and interest rate spread relationships; (xvii) increased cybersecurity risk, including potential network breaches, business disruptions or financial losses; (xviii) civil unrest, natural disasters, epidemics and other catastrophic events in the Company’s geographic area; (xix) the impact, extent and timing of technological changes; and (xx) other circumstances, many of which are beyond management’s control.

Management believes that the assumptions underlying the Company’s forward-looking statements are reasonable, but any of the assumptions could prove to be inaccurate. Investors are urged to carefully consider the risks described in the Company’s filings with the Securities and Exchange Commission (the “SEC”) from time to time, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.renasant.com and the SEC’s website at www.sec.gov.

The Company undertakes no obligation, and specifically disclaims any obligation, to update or revise forward-looking statements, whether as a result of new information or to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by federal securities laws.

NON-GAAP FINANCIAL MEASURES:
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains non-GAAP financial measures, namely, earnings, with exclusions, return on average tangible shareholders’ equity, return on average tangible assets, the ratio of tangible equity to tangible assets (commonly referred to as the “tangible capital ratio”), tangible book value per share and the adjusted efficiency ratio. These non-GAAP financial measures adjust GAAP financial measures to exclude intangible assets and/or certain charges (such as, when applicable, COVID-19 related expenses, restructuring charges, debt prepayment penalties, swap termination charges and asset valuation adjustments) with respect to which the Company is unable to accurately predict when these charges will be incurred or, when incurred, the amount thereof. With respect to COVID-19 related expenses in particular, management added these expenses as a charge to exclude when calculating non-GAAP financial measures because the expenses included within this line item (as discussed earlier in this release) are readily quantifiable and possess the same characteristics with respect to management’s inability to accurately predict the timing or amount thereof as the other charges excluded when calculating non-GAAP financial measures. Management uses these non-GAAP financial measures when evaluating capital utilization and adequacy. In addition, the Company believes that these non-GAAP financial measures facilitate the making of period-to-period comparisons and are meaningful indicators of its operating performance, particularly because these measures are widely used by industry analysts for companies with merger and acquisition activities. Also, because intangible assets such as goodwill and the core deposit intangible and charges such as restructuring charges and COVID-19 related expenses can vary extensively from company to company and, as to intangible assets, are excluded from the calculation of a financial institution’s regulatory capital, the Company believes that the presentation of this non-GAAP financial information allows readers to more easily compare the Company’s results to information provided in other regulatory reports and the results of other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables at the end of this release under the caption “Reconciliation of GAAP to Non-GAAP.”

None of the non-GAAP financial information that the Company has included in this release is intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Investors should note that, because there are no standardized definitions for the calculations as well as the results, the Company’s calculations may not be comparable to similarly titled measures presented by other companies. Also, there may be limits in the usefulness of these measures to investors. As a result, the Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

###

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
							Q2 2021-	For The Six Months Ending
	2021		2020				Q2 2020	June 30,
	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2021	2020	Variance
Statement of earnings
Interest income - taxable equivalent basis	$122,617	$123,378	$123,823	$123,677	$125,630	$131,887	(2.40)%	$245,995	$257,517	(4.47)%
Interest income	$120,991	$121,762	$121,926	$122,078	$123,955	$130,173	(2.39)	$242,753	$254,128	(4.48)
Interest expense	11,412	12,114	13,799	15,792	18,173	23,571	(37.20)	23,526	41,744	(43.64)
Net interest income	109,579	109,648	108,127	106,286	105,782	106,602	3.59	219,227	212,384	3.22
Provision for credit losses	—	—	10,500	23,100	26,900	26,350	(100.00)	—	53,250	(100.00)
Net interest income after provision	109,579	109,648	97,627	83,186	78,882	80,252	38.92	219,227	159,134	37.76
Service charges on deposit accounts	9,458	8,023	7,938	7,486	6,832	9,070	38.44	17,481	15,902	9.93
Fees and commissions on loans and deposits	4,110	3,900	3,616	3,402	2,971	3,054	38.34	8,010	6,025	32.95
Insurance commissions and fees	2,422	2,237	2,193	2,681	2,125	1,991	13.98	4,659	4,116	13.19
Wealth management revenue	5,019	4,792	4,314	4,364	3,824	4,002	31.25	9,811	7,826	25.36
Securities gains (losses)	—	1,357	15	—	31	—	(100.00)	1,357	31	4,277.42
Mortgage banking income	20,853	50,733	39,760	49,714	45,490	15,535	(54.16)	71,586	61,025	17.31
Other	5,748	9,995	5,028	3,281	2,897	3,918	98.41	15,743	6,815	131.01
Total noninterest income	47,610	81,037	62,864	70,928	64,170	37,570	(25.81)	128,647	101,740	26.45
Salaries and employee benefits	70,293	78,696	74,432	75,406	79,361	73,189	(11.43)	148,989	152,550	(2.33)
Data processing	5,652	5,451	5,373	5,259	5,047	5,006	11.99	11,103	10,053	10.44
Occupancy and equipment	11,374	12,538	13,153	13,296	13,511	14,120	(15.82)	23,912	27,631	(13.46)
Other real estate	104	41	683	1,033	620	418	(83.23)	145	1,038	(86.03)
Amortization of intangibles	1,539	1,598	1,659	1,733	1,834	1,895	(16.09)	3,137	3,729	(15.88)
Restructuring charges	15	292	7,365	—	—	—	—	307	—	—
Swap termination charges	—	—	2,040	—	—	—	—	—	—	—
Debt prepayment penalty	—	—	3	28	90	—	(100.00)	—	90	(100.00)
Other	19,800	17,319	17,444	19,755	17,822	20,413	11.10	37,119	38,235	(2.92)
Total noninterest expense	108,777	115,935	122,152	116,510	118,285	115,041	(8.04)	224,712	233,326	(3.69)
Income before income taxes	48,412	74,750	38,339	37,604	24,767	2,781	95.47	123,162	27,548	347.08
Income taxes	7,545	16,842	6,818	7,612	4,637	773	62.71	24,387	5,410	350.78
Net income	$40,867	$57,908	$31,521	$29,992	$20,130	$2,008	103.02	$98,775	$22,138	346.18
Basic earnings per share	$0.73	$1.03	$0.56	$0.53	$0.36	$0.04	102.78	$1.75	$0.39	348.72
Diluted earnings per share	0.72	1.02	0.56	0.53	0.36	0.04	100.00	1.75	0.39	348.72
Average basic shares outstanding	56,325,717	56,240,201	56,197,847	56,185,884	56,165,452	56,534,816	0.29	56,240,201	56,350,134	(0.20)
Average diluted shares outstanding	56,635,898	56,519,199	56,489,809	56,386,153	56,325,476	56,706,289	0.55	56,519,199	56,514,599	0.01
Common shares outstanding	56,350,878	56,294,346	56,200,487	56,193,705	56,181,962	56,141,018	0.30	56,350,878	56,181,962	0.30
Cash dividend per common share	$0.22	$0.22	$0.22	$0.22	$0.22	$0.22	—	$0.44	$0.44	—
Performance ratios
Return on avg shareholders’ equity	7.40%	10.81%	5.88%	5.63%	3.85%	0.38%		9.08%	2.12%
Return on avg tangible s/h’s equity (non-GAAP) (1)	13.54%	19.93%	11.26%	10.87%	7.72%	1.20%		16.66%	4.49%
Return on avg assets	1.04%	1.54%	0.84%	0.80%	0.55%	0.06%		1.28%	0.32%
Return on avg tangible assets (non-GAAP)(2)	1.14%	1.69%	0.94%	0.89%	0.63%	0.11%		1.40%	0.39%
Net interest margin (FTE)	3.19%	3.37%	3.35%	3.29%	3.38%	3.75%		3.28%	3.56%
Yield on earning assets (FTE)	3.51%	3.74%	3.77%	3.77%	3.95%	4.57%		3.62%	4.25%
Cost of funding	0.34%	0.38%	0.44%	0.50%	0.59%	0.85%		0.36%	0.71%
Average earning assets to average assets	88.37%	87.86%	87.66%	87.31%	86.88%	86.17%		88.12%	86.54%
Average loans to average deposits	81.13%	87.78%	91.83%	93.31%	93.35%	93.83%		84.37%	93.58%
Noninterest income (less securities gains/
losses) to average assets	1.21%	2.13%	1.68%	1.89%	1.75%	1.12%		1.65%	1.45%
Noninterest expense (less debt prepayment penalties)
to average assets	2.76%	3.09%	3.26%	3.10%	3.23%	3.43%		2.92%	3.33%
Net overhead ratio	1.55%	0.96%	1.58%	1.21%	1.48%	2.31%		1.27%	1.88%
Efficiency ratio (FTE)	68.49%	60.29%	70.65%	65.16%	68.92%	78.86%		64.00%	73.49%
Adjusted efficiency ratio (FTE) (non-GAAP) (4)	67.28%	63.85%	64.35%	62.63%	60.89%	68.73%		65.47%	64.56%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
							Q2 2021 -	As of
	2021		2020				Q2 2020	June 30,
	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2021	2020	Variance
Average Balances
Total assets	$15,831,018	$15,203,691	$14,898,055	$14,928,159	$14,706,027	$13,472,550	7.65%	$15,517,354	$14,089,289	10.14%
Earning assets	13,989,264	13,358,677	13,059,967	13,034,422	12,776,643	11,609,477	9.49	13,673,971	12,193,061	12.15
Securities	1,821,429	1,372,123	1,269,108	1,269,565	1,295,539	1,292,875	40.59	1,596,776	1,294,207	23.38
Loans held for sale	461,752	406,397	389,435	378,225	340,582	336,829	35.58	434,075	338,706	28.16
Loans, net of unearned income	10,478,121	10,802,991	11,019,505	11,041,684	10,616,147	9,687,285	(1.30)	10,640,556	10,151,716	4.82
Intangibles	967,430	969,001	970,624	972,394	974,237	975,933	(0.70)	968,215	975,085	(0.70)
Noninterest-bearing deposits	4,271,464	3,862,422	3,808,595	3,723,059	3,439,634	2,586,963	24.18	4,066,943	3,013,298	34.97
Interest-bearing deposits	8,644,386	8,444,766	8,190,997	8,109,844	7,933,035	7,737,615	8.97	8,544,576	7,835,324	9.05
Total deposits	12,915,850	12,307,188	11,999,592	11,832,903	11,372,669	10,324,578	13.57	12,611,519	10,848,622	16.25
Borrowed funds	483,081	483,907	516,414	719,800	1,000,789	829,320	(51.73)	483,494	915,054	(47.16)
Shareholders' equity	2,213,743	2,172,425	2,132,375	2,119,500	2,101,092	2,105,143	5.36	2,193,084	2,103,118	4.28

							Q2 2021 -	As of
	2021		2020				Q4 2020	June 30,
	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2021	2020	Variance
Balances at period end
Total assets	$16,022,386	$15,622,571	$14,929,612	$14,808,933	$14,897,207	$13,900,550	7.32%	$16,022,386	$14,897,207	7.55%
Earning assets	14,146,304	13,781,374	13,151,707	12,984,651	13,041,846	11,980,482	7.56	14,146,304	13,041,846	8.47
Securities	2,163,820	1,536,041	1,343,457	1,293,388	1,303,494	1,359,129	61.06	2,163,820	1,303,494	66.00
Loans held for sale	448,959	502,002	417,771	399,773	339,747	448,797	7.47	448,959	339,747	32.15
Non purchased loans	8,892,544	9,292,502	9,419,540	9,424,224	9,206,101	7,802,404	(5.59)	8,892,544	9,206,101	(3.41)
Purchased loans	1,256,698	1,395,906	1,514,107	1,660,514	1,791,203	1,966,973	(17.00)	1,256,698	1,791,203	(29.84)
Total loans	10,149,242	10,688,408	10,933,647	11,084,738	10,997,304	9,769,377	(7.17)	10,149,242	10,997,304	(7.71)
Intangibles	966,686	968,225	969,823	971,481	973,214	975,048	(0.32)	966,686	973,214	(0.67)
Noninterest-bearing deposits	4,349,135	4,135,360	3,685,048	3,758,242	3,740,296	2,642,059	18.02	4,349,135	3,740,296	16.28
Interest-bearing deposits	8,766,216	8,601,548	8,374,033	8,175,898	8,106,062	7,770,367	4.68	8,766,216	8,106,062	8.14
Total deposits	13,115,351	12,736,908	12,059,081	11,934,140	11,846,358	10,412,426	8.76	13,115,351	11,846,358	10.71
Borrowed funds	484,340	479,814	496,310	517,706	718,490	1,179,631	(2.41)	484,340	718,490	(32.59)
Shareholders’ equity	2,203,807	2,173,701	2,132,733	2,104,300	2,082,946	2,070,512	3.33	2,203,807	2,082,946	5.80
Market value per common share	40.00	41.38	33.68	22.72	24.90	21.84	18.76	40.00	24.90	60.64
Book value per common share	39.11	38.61	37.95	37.45	37.07	36.88	3.06	39.11	37.07	5.50
Tangible book value per common share (non-GAAP)	21.95	21.41	20.69	20.16	19.75	19.51	6.09	21.95	19.75	11.14
Shareholders’ equity to assets (actual)	13.75%	13.91%	14.29%	14.21%	13.98%	14.91%		13.75%	13.98%
Tangible capital ratio (non-GAAP)(3)	8.22%	8.23%	8.33%	8.19%	7.97%	8.48%		8.22%	7.97%
Leverage ratio	9.30%	9.49%	9.37%	9.17%	9.12%	9.90%		9.30%	9.12%
Common equity tier 1 capital ratio	11.14%	11.05%	10.93%	10.80%	10.69%	10.63%		11.14%	10.69%
Tier 1 risk-based capital ratio	12.07%	12.00%	11.91%	11.79%	11.69%	11.63%		12.07%	11.69%
Total risk-based capital ratio	15.11%	15.09%	15.07%	14.89%	13.72%	13.44%		15.11%	13.72%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
							Q2 2021 -	As of
	2021		2020				Q4 2020	June 30,
	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2021	2020	Variance
Non purchased loans
Commercial, financial, agricultural	$1,262,977	$1,244,580	$1,231,768	$1,137,322	$1,134,965	$1,144,004	2.53%	$1,262,977	$1,134,965	11.28%
SBA Paycheck Protection Program	246,931	860,864	1,128,703	1,307,972	1,281,278	—	(78.12)	246,931	1,281,278	(80.73)
Lease financing	74,003	75,256	75,862	82,928	80,779	84,679	(2.45)	74,003	80,779	(8.39)
Real estate - construction	1,038,613	933,586	827,152	738,873	756,872	745,066	25.56	1,038,613	756,872	37.22
Real estate - 1-4 family mortgages	2,435,574	2,380,920	2,356,564	2,369,292	2,342,987	2,356,627	3.35	2,435,574	2,342,987	3.95
Real estate - commercial mortgages	3,723,309	3,676,160	3,649,629	3,610,642	3,400,718	3,242,172	2.02	3,723,309	3,400,718	9.49
Installment loans to individuals	111,137	121,136	149,862	177,195	208,502	229,856	(25.84)	111,137	208,502	(46.70)
Loans, net of unearned income	$8,892,544	$9,292,502	$9,419,540	$9,424,224	$9,206,101	$7,802,404	(5.59)	$8,892,544	$9,206,101	(3.41)
Purchased loans
Commercial, financial, agricultural	$124,725	$143,843	$176,513	$202,768	$225,355	$280,572	(29.34)	$124,725	$225,355	(44.65)
Real estate - construction	12,746	22,332	30,952	34,246	34,236	42,829	(58.82)	12,746	34,236	(62.77)
Real estate - 1-4 family mortgages	266,517	305,141	341,744	391,102	445,526	489,674	(22.01)	266,517	445,526	(40.18)
Real estate - commercial mortgages	806,860	872,867	905,223	966,367	1,010,035	1,066,536	(10.87)	806,860	1,010,035	(20.12)
Installment loans to individuals	45,850	51,723	59,675	66,031	76,051	87,362	(23.17)	45,850	76,051	(39.71)
Loans, net of unearned income	$1,256,698	$1,395,906	$1,514,107	$1,660,514	$1,791,203	$1,966,973	(17.00)	$1,256,698	$1,791,203	(29.84)
Asset quality data
Non purchased assets
Nonaccrual loans	$27,101	$24,794	$20,369	$18,831	$16,591	$21,384	33.05	$27,101	$16,591	63.35
Loans 90 past due or more	800	2,235	3,783	1,826	3,993	4,459	(78.85)	800	3,993	(79.96)
Nonperforming loans	27,901	27,029	24,152	20,657	20,584	25,843	15.52	27,901	20,584	35.55
Other real estate owned	1,676	2,292	2,045	3,576	4,694	3,241	(18.04)	1,676	4,694	(64.29)
Nonperforming assets	$29,577	$29,321	$26,197	$24,233	$25,278	$29,084	12.90	$29,577	$25,278	17.01
Purchased assets
Nonaccrual loans	$27,690	$28,947	$31,051	$24,821	$21,361	$19,090	(10.82)	$27,690	$21,361	29.63
Loans 90 past due or more	945	129	267	318	2,158	5,104	253.93	945	2,158	(56.21)
Nonperforming loans	28,635	29,076	31,318	25,139	23,519	24,194	(8.57)	28,635	23,519	21.75
Other real estate owned	3,263	3,679	3,927	4,576	4,431	5,430	(16.91)	3,263	4,431	(26.36)
Nonperforming assets	$31,898	$32,755	$35,245	$29,715	$27,950	$29,624	(9.50)	$31,898	$27,950	14.13
Net loan charge-offs (recoveries)	$752	$3,038	$954	$389	$1,698	$811	(21.17)	$3,790	$2,509	51.06
Allowance for credit losses on loans	$172,354	$173,106	$176,144	$168,098	$145,387	$120,185	(2.15)	$172,354	$145,387	18.55
Annualized net loan charge-offs / average loans	0.03%	0.11%	0.03%	0.01%	0.06%	0.03%		0.07%	0.05%
Nonperforming loans / total loans*	0.56%	0.52%	0.51%	0.41%	0.40%	0.51%		0.56%	0.40%
Nonperforming assets / total assets*	0.38%	0.40%	0.41%	0.36%	0.36%	0.42%		0.38%	0.36%
Allowance for credit losses on loans / total loans*	1.70%	1.62%	1.61%	1.52%	1.32%	1.23%		1.70%	1.32%
Allowance for credit losses on loans / nonperforming loans*	304.85%	308.54%	317.55%	367.05%	329.65%	240.19%		304.85%	329.65%
Nonperforming loans / total loans**	0.31%	0.29%	0.26%	0.22%	0.22%	0.33%		0.31%	0.22%
Nonperforming assets / total assets**	0.18%	0.19%	0.18%	0.16%	0.17%	0.21%		0.18%	0.17%
Nonperforming loans / total loans***	0.57%	0.57%	0.57%	0.47%	0.45%	0.51%		0.57%	0.45%
Nonperforming assets / total assets***	0.39%	0.42%	0.45%	0.40%	0.39%	0.42%		0.39%	0.39%
Allowance for credit losses on loans / total loans***	1.74%	1.76%	1.80%	1.72%	1.50%	1.23%		1.74%	1.50%
*Based on all assets (includes purchased assets)
**Excludes all purchased assets
***Excludes Paycheck Protection Program loans

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ending									For The Six Months Ending
	June 30, 2021			March 31, 2021			June 30, 2020			June 30, 2021			June 30, 2020
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Loans
Non purchased	$8,521,028	$82,774	3.90%	$8,362,793	$81,928	3.97%	$7,872,371	$81,836	4.18%	$8,441,910	$164,702	3.93%	$7,763,516	$170,390	4.41%
Purchased	1,328,631	17,891	5.40%	1,454,637	20,457	5.69%	1,877,698	26,005	5.57%	1,391,634	38,347	5.55%	1,955,161	56,192	5.78%
SBA Paycheck Protection Program	628,462	10,120	6.46%	985,561	10,687	4.40%	866,078	5,886	2.73%	807,012	20,807	5.20%	433,039	5,886	2.73%
Total loans	10,478,121	110,785	4.24%	10,802,991	113,072	4.24%	10,616,147	113,727	4.31%	10,640,556	223,856	4.24%	10,151,716	232,468	4.61%
Loans held for sale	461,752	3,604	3.12%	406,397	2,999	2.96%	340,582	2,976	3.51%	434,075	6,604	3.05%	338,706	5,964	3.54%
Securities:
Taxable(1)	1,503,605	5,549	1.48%	1,065,779	4,840	1.82%	1,031,740	6,386	2.49%	1,284,692	10,389	1.62%	1,049,507	13,675	2.62%
Tax-exempt	317,824	2,333	2.94%	306,344	2,284	2.98%	263,799	2,346	3.58%	312,084	4,617	2.96%	244,700	4,404	3.62%
Total securities	1,821,429	7,882	1.73%	1,372,123	7,124	2.08%	1,295,539	8,732	2.71%	1,596,776	15,006	1.88%	1,294,207	18,079	2.81%
Interest-bearing balances with banks	1,227,962	346	0.11%	777,166	183	0.10%	524,376	195	0.15%	1,002,564	529	0.11%	408,432	1,006	0.50%
Total interest-earning assets	13,989,264	122,617	3.51%	13,358,677	123,378	3.74%	12,776,644	125,630	3.95%	13,673,971	245,995	3.62%	12,193,061	257,517	4.25%
Cash and due from banks	195,982			205,830			214,079			200,906			200,198
Intangible assets	967,430			969,001			974,237			968,215			975,085
Other assets	678,342			670,183			741,067			674,262			720,945
Total assets	$15,831,018			$15,203,691			$14,706,027			$15,517,354			$14,089,289
Liabilities and shareholders’ equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand(2)	$6,109,956	$4,069	0.27%	$5,906,230	$3,932	0.27%	$5,151,713	$5,524	0.43%	$6,008,093	$8,002	0.27%	$5,045,735	$14,777	0.59%
Savings deposits	969,982	185	0.08%	882,758	169	0.08%	747,173	173	0.09%	926,370	354	0.08%	714,177	426	0.12%
Time deposits	1,564,448	3,415	0.88%	1,655,778	4,178	1.02%	2,034,149	8,174	1.62%	1,610,113	7,593	0.95%	2,075,412	17,163	1.66%
Total interest-bearing deposits	8,644,386	7,669	0.36%	8,444,766	8,279	0.40%	7,933,035	13,871	0.70%	8,544,576	15,949	0.38%	7,835,324	32,366	0.83%
Borrowed funds	483,081	3,743	3.11%	483,907	3,835	3.21%	1,000,789	4,302	1.73%	483,494	7,577	3.16%	915,054	9,378	2.06%
Total interest-bearing liabilities	9,127,467	11,412	0.50%	8,928,673	12,114	0.55%	8,933,824	18,173	0.82%	9,028,070	23,526	0.53%	8,750,378	41,744	0.96%
Noninterest-bearing deposits	4,271,464			3,862,422			3,439,634			4,066,943			3,013,298
Other liabilities	218,344			240,171			231,477			229,257			222,495
Shareholders’ equity	2,213,743			2,172,425			2,101,092			2,193,084			2,103,118
Total liabilities and shareholders’ equity	$15,831,018			$15,203,691			$14,706,027			$15,517,354			$14,089,289
Net interest income/ net interest margin		$111,205	3.19%		$111,264	3.37%		$107,457	3.38%		$222,469	3.28%		$215,773	3.56%
Cost of funding			0.34%			0.38%			0.59%			0.36%			0.71%
Cost of total deposits			0.24%			0.27%			0.49%			0.26%			0.60%

(1) U.S. Government and some U.S. Government Agency securities are tax-exempt in the states in which the Company operates.
(2) Interest-bearing demand deposits include interest-bearing transactional accounts and money market deposits.

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
	RECONCILIATION OF GAAP TO NON-GAAP
							Six Months Ended
	2021		2020				June 30,
	Second	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2021	2020
Net income (GAAP)	$40,867	$57,908	$31,521	$29,992	$20,130	$2,008	$98,775	$22,138
Amortization of intangibles	1,539	1,598	1,659	1,733	1,834	1,895	3,137	3,729
Tax effect of adjustment noted above (A)	(333)	(361)	(297)	(374)	(335)	(527)	(697)	(690)
Tangible net income (non-GAAP)	$42,073	$59,145	$32,883	$31,351	$21,629	$3,376	$101,215	$25,177

Net income (GAAP)	$40,867	$57,908	$31,521	$29,992	$20,130	$2,008	$98,775	$22,138
Debt prepayment penalties	—	—	3	28	90	—	—	90
MSR valuation adjustment	—	(13,561)	(1,968)	(828)	4,951	9,571	(13,561)	14,522
Restructuring charges	15	292	7,365	—	—	—	307	—
Swap termination charges	—	—	2,040	—	—	—	—	—
COVID-19 related expenses	370	785	613	570	6,257	2,903	1,155	9,160
Tax effect of adjustment noted above (A)	(83)	2,820	(1,443)	50	(2,065)	(3,467)	2,687	(4,398)
Net income with exclusions (non-GAAP)	$41,169	$48,244	$38,131	$29,812	$29,363	$11,015	$89,363	$41,512

Average shareholders’ equity (GAAP)	$2,213,743	$2,172,425	$2,132,375	$2,119,500	$2,101,092	$2,105,143	$2,193,084	$2,103,118
Intangibles	967,430	969,001	970,624	972,394	974,237	975,933	968,215	975,085
Average tangible s/h’s equity (non-GAAP)	$1,246,313	$1,203,424	$1,161,751	$1,147,106	$1,126,855	$1,129,210	$1,224,869	$1,128,033

Average total assets (GAAP)	$15,831,018	$15,203,691	$14,898,055	$14,928,159	$14,706,027	$13,472,550	$15,517,354	$14,089,289
Intangibles	967,430	969,001	970,624	972,394	974,237	975,933	968,215	975,085
Average tangible assets (non-GAAP)	$14,863,588	$14,234,690	$13,927,431	$13,955,765	$13,731,790	$12,496,617	$14,549,139	$13,114,204

Actual shareholders’ equity (GAAP)	$2,203,807	$2,173,701	$2,132,733	$2,104,300	$2,082,946	$2,070,512	$2,203,807	$2,082,946
Intangibles	966,686	968,225	969,823	971,481	973,214	975,048	966,686	973,214
Actual tangible s/h’s equity (non-GAAP)	$1,237,121	$1,205,476	$1,162,910	$1,132,819	$1,109,732	$1,095,464	$1,237,121	$1,109,732

Actual total assets (GAAP)	$16,022,386	$15,622,571	$14,929,612	$14,808,933	$14,897,207	$13,900,550	$16,022,386	$14,897,207
Intangibles	966,686	968,225	969,823	971,481	973,214	975,048	966,686	973,214
Actual tangible assets (non-GAAP)	$15,055,700	$14,654,346	$13,959,789	$13,837,452	$13,923,993	$12,925,502	$15,055,700	$13,923,993

(A) Tax effect is calculated based on respective periods effective tax rate.

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
	RECONCILIATION OF GAAP TO NON-GAAP
							Six Months Ended
	2021		2020				June 30,
	Second	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2021	2020
(1) Return on Average Equity
Return on avg s/h’s equity (GAAP)	7.40%	10.81%	5.88%	5.63%	3.85%	0.38%	9.08%	2.12%
Effect of adjustment for intangible assets	6.14%	9.12%	5.38%	5.24%	3.87%	0.82%	7.58%	2.37%
Return on avg tangible s/h’s equity (non-GAAP)	13.54%	19.93%	11.26%	10.87%	7.72%	1.20%	16.66%	4.49%

Return on avg s/h’s equity (GAAP)	7.40%	10.81%	5.88%	5.63%	3.85%	0.38%	9.08%	2.12%
Effect of exclusions from net income	0.06%	(1.80)%	1.23%	(0.03)%	1.77%	1.72%	(0.86)%	1.85%
Return on avg s/h’s equity with excl. (non-GAAP)	7.46%	9.01%	7.11%	5.60%	5.62%	2.10%	8.22%	3.97%
Effect of adjustment for intangible assets	6.18%	7.67%	6.41%	5.21%	5.39%	2.31%	6.89%	3.97%
Return on avg tangible s/h’s equity with exclusions (non-GAAP)	13.64%	16.68%	13.52%	10.81%	11.01%	4.41%	15.11%	7.94%

(2) Return on Average Assets
Return on avg assets (GAAP)	1.04%	1.54%	0.84%	0.80%	0.55%	0.06%	1.28%	0.32%
Effect of adjustment for intangible assets	0.10%	0.15%	0.10%	0.09%	0.08%	0.05%	0.12%	0.07%
Return on avg tangible assets (non-GAAP)	1.14%	1.69%	0.94%	0.89%	0.63%	0.11%	1.40%	0.39%

Return on avg assets (GAAP)	1.04%	1.54%	0.84%	0.80%	0.55%	0.06%	1.28%	0.32%
Effect of exclusions from net income	—%	(0.25)%	0.18%	(0.01)%	0.25%	0.27%	(0.12)%	0.27%
Return on avg assets with exclusions (non-GAAP)	1.04%	1.29%	1.02%	0.79%	0.80%	0.33%	1.16%	0.59%
Effect of adjustment for intangible assets	0.10%	0.12%	0.11%	0.10%	0.10%	0.07%	0.11%	0.09%
Return on avg tangible assets with exclusions (non-GAAP)	1.14%	1.41%	1.13%	0.89%	0.90%	0.40%	1.27%	0.68%

(3) Shareholder Equity Ratio
Shareholders’ equity to actual assets (GAAP)	13.75%	13.91%	14.29%	14.21%	13.98%	14.91%	13.75%	13.98%
Effect of adjustment for intangible assets	5.53%	5.68%	5.96%	6.02%	6.01%	6.43%	5.53%	6.01%
Tangible capital ratio (non-GAAP)	8.22%	8.23%	8.33%	8.19%	7.97%	8.48%	8.22%	7.97%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

							Six Months Ended
	2021		2020				June 30,
	Second	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2021	2020
Interest income (FTE)	$122,617	$123,378	$123,823	$123,677	$125,630	$131,887	$245,995	$257,517
Interest expense	11,412	12,114	13,799	15,792	18,173	23,571	23,526	41,744
Net Interest income (FTE)	$111,205	$111,264	$110,024	$107,885	$107,457	$108,316	$222,469	$215,773

Total noninterest income	$47,610	$81,037	$62,864	$70,928	$64,170	$37,570	$128,647	$101,740
Securities gains (losses)	—	1,357	15	—	31	—	1,357	31
MSR valuation adjustment	—	13,561	1,968	828	(4,951)	(9,571)	13,561	(14,522)
Total adjusted noninterest income	$47,610	$66,119	$60,881	$70,100	$69,090	$47,141	$113,729	$116,231

Total noninterest expense	$108,777	$115,935	$122,152	$116,510	$118,285	$115,041	$224,712	$233,326
Amortization of intangibles	1,539	1,598	1,659	1,733	1,834	1,895	3,137	3,729
Debt prepayment penalty	—	—	3	28	90	—	—	90
Restructuring charges	15	292	7,365	—	—	—	307	—
Swap termination charges	—	—	2,040	—	—	—	—	—
COVID-19 related expenses	370	785	613	570	6,257	2,903	1,155	9,160
Provision for unfunded commitments	—	—	500	2,700	2,600	3,400	—	6,000
Total adjusted noninterest expense	$106,853	$113,260	$109,972	$111,479	$107,504	$106,843	$220,113	$214,347

Efficiency Ratio (GAAP)	68.49%	60.29%	70.65%	65.16%	68.92%	78.86%	64.00%	73.49%
(4) Adjusted Efficiency Ratio (non-GAAP)	67.28%	63.85%	64.35%	62.63%	60.89%	68.73%	65.47%	64.56%